Exhibit 99.1

IA GLOBAL ANNOUNCES LETTER OF INTENT TO ACQUIRE ZEST CORPORATION CO LTD WITH ANNUAL SALES OF $28 MILLION

SAN FRANCISCO, CA. July 20, 2010/Business Wire

IA Global, Inc. (OTCQB: IAGI.OB) (the “Company”) announced the signing of a letter of intent to acquire 100% of Zest Corporation Co Ltd and Zest Home Co Ltd (“Zest”), both Japanese companies, from Kansai Trust Co Ltd. Zest reported revenues of 2.37 billion JPY or approximately $28 million at current exchange rates and was profitable during the year ended March 31, 2010.

Zest is engaged in the custom home design and construction business for middle class families looking for high quality at reasonable prices.  Zest operates out of 3 locations in Central Japan (Himeji, Tatsuno, and Kakogawa) under an exclusive license from Universal Home Co Ltd.

Established in 1997, Zest is expected to be acquired for the equivalent of 80,000,000 JPY or approximately $890,000 at the current exchange rates. The acquisition is expected to be financed through the issuance of 33,333,333 shares of IAGI common stock (or the equivalent of 60,000,000 JPY at $0.02 per share), with the balance funded through debt.

The letter of intent is subject to (i) approval of the acquisition by the Board of IA Global, Inc. and (ii) agreement to customary terms and conditions, including a prohibition on issuance of new shares, options or warrants by the parties. The acquisition is expected to close by August 31, 2010.

“The acquisition of Zest, along with the recent closed transactions of Car Planner Co Ltd and Johnny Co Ltd, bring our estimated annual revenue to approximately $40 million. These companies represent a natural fit and allow us to leverage our technology, business, and marketing infrastructure to provide a complementary, value-added component to our growing portfolio of global service based businesses,” stated Brian Hoekstra, CEO of IA Global, Inc.

About IA Global, Inc.

IA Global is a global services and outsourcing company focused on growing existing businesses and expansion through global mergers and acquisitions.  The Company is utilizing its current partnerships to acquire growth businesses in target sectors and markets at discounted prices.  The Company is actively engaging in discussions with businesses that would benefit from our business acumen and marketing expertise, knowledge of Asian Markets, and technology infrastructure.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects.  Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of IA Global.  Specifically, we are exposed to revenue projections, various risks related to legal claims, our need for additional financing and our Ascendiant line of credit, our level of indebtedness, declining economic conditions, our controlling shareholder groups, the sale of significant numbers of our shares and volatility in the market price of our common stock.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.